                                                                   EXHIBIT 10.10

                                 LOAN AGREEMENT

                                     between

                           THE DIRECTOR OF DEVELOPMENT
                              OF THE STATE OF OHIO
                                       and

                        REPUBLIC ENGINEERED PRODUCTS LLC

                                      Dated

                                      as of

                                 March 20, 2003

                                TABLE OF CONTENTS

          (This Table of Contents is not a part of this Loan Agreement and is only for convenience of reference.)

Preambles.........................................................................   1

                                    ARTICLE I
                                   DEFINITIONS

Section 1.1       Use of Defined Terms ...........................................   2
Section 1.2       Definitions ....................................................   2
Section 1.3       Certain Words and References ...................................   5

                                   ARTICLE II
                       DETERMINATIONS AND REPRESENTATIONS

Section 2.1       Determinations of the Director..................................   6
Section 2.2       Representations, Warranties and Covenants of the Company........   6

                                   ARTICLE III
            LOAN, PROVISION OF PROJECT AND CONDITIONS TO DISBURSEMENT

Section 3.1       Loan and Repayment..............................................  10
Section 3.2       Provision of Protect............................................  10
Section 3.3       [Reserved]......................................................  10
Section 3.4       Company Required to Pay Costs in Event Proceeds Insufficient....  10
Section 3.5       [Reserved]......................................................  11
Section 3.6       Conditions to Disbursement......................................  11
Section 3.7       Postponement of the Disbursement Date...........................  13
Section 3.8       Disbursement of Loan............................................  14
Section 3.9       Payment of Costs: Indemnification...............................  14

                                   ARTICLE IV
                       ADDITIONAL COVENANTS AND AGREEMENTS

Section 4.1       Affirmative Covenants of the Company............................  15
Section 4.2       Negative Covenants of the Company...............................  18

                                    ARTICLE V
                   EVENTS OF DEFAULT, REMEDIES AND TERMINATION

Section 5.1       Events of Default...............................................  21
Section 5.2       Remedies on Default.............................................  22
Section 5.3       No Remedy Exclusive.............................................  23
Section 5.4       Agreement to Pay Expenses and Attorneys' Fees...................  23
Section 5.5       No Waiver.......................................................  23

                                   ARTICLE VI
                            MISCELLANEOUS PROVISIONS

Section 6.1       Term of Loan Agreement..........................................  24
Section 6.2       Notices.........................................................  24
Section 6.3       Extent of Covenants of the Director; No Personal Liability......  24
Section 6.4       Binding Effect..................................................  24
Section 6.5       Amendments and Supplements......................................  24
Section 6.6       Execution Counterparts..........................................  24
Section 6.7       Severability....................................................  24
Section 6.8       Captions; Entire Agreement......................................  25
Section 6.9       Interpretation..................................................  25
Section 6.10      Mutual Waiver of Jury Trial.....................................  25
Section 6.11      Consent to Jurisdiction/Service of Process......................  25
Section 6.12      Governing Law...................................................  26
Section 6.13      Attorney Review.................................................  26
Section 6.14      Time is of the Essence..........................................  26

Signatures........................................................................  27

Exhibit A - Form of Cognovit Promissory Note
Exhibit B - Project Equipment
Exhibit C - Legal Description of Project Site

                                 LOAN AGREEMENT

            THIS LOAN AGREEMENT made and entered into as of March 20, 2003, by and between THE DIRECTOR OF DEVELOPMENT OF THE STATE OF OHIO, acting on behalf of the State of Ohio (the "Director"), and REPUBLIC ENGINEERED PRODUCTS LLC, a Delaware limited liability company (the "Company"), under the circumstances summarized in the following recitals (the capitalized terms not defined in the recitals are being used therein as defined in Article I hereof):

      A. Pursuant to the Act, the Director is authorized, among other things, to make loans to assist in the financing of an Eligible Project.

      B. The Company has requested that the Director provide the financial assistance for the Project hereinafter described.

      C. The Director has determined that the Project constitutes an Eligible Project and that the financial assistance to be provided pursuant to this Loan Agreement is appropriate under the Act and will be in furtherance and in implementation of the public policy set forth in the Act.

      D. The financial assistance to be provided pursuant to this Loan Agreement has been reviewed and approved by the a Development Financing Advisory Council and the Controlling Board pursuant to the Act.

      NOW, THEREFORE, in consideration of the premises and the representations and agreements herein contained, the Director and the Company agree as follows:

                   [Balance of page intentionally left blank.]

                                   ARTICLE I

                                  DEFINITIONS

      Section 1.1 Use of Defined Terms. In addition to the words and terms elsewhere defined in this Loan Agreement or by reference to the Security Documents or other instruments, the words and terms set forth in Section 1.2 hereof shall have the meanings therein set forth unless the context or use expressly indicates a different meaning or intent. Such definitions shall be equally applicable to both the singular and plural forms of any of the words and terms therein defined.

      Section 1.2 Definitions. As used herein:

      "Act" means Chapter 166, Ohio Revised Code, as from time to time amended and supplemented.

      "Allowable Costs" means "allowable costs" of the Project within the meaning of the Act.

      "Application" means the Application of the Company submitted to the Director requesting assistance under the Act.

      "Closing Date" means March 20, 2003, the date of execution and delivery of the Loan Documents.

      "Commitment" means the Commitment Letter between the Director and the Company dated October 28, 2002.

      "Controlling Board" means the Controlling Board of the State.

      "Cost Certification" means a certification of the Company, as of a specified date, setting forth in reasonable detail the costs incurred and, if appropriate, to be incurred, by the Company in completing the Provision of the Project, including a detail by category of all Allowable Costs.

      "Development Financing Advisory Council" means the Development Financing Advisory Council of the State.

      "Disbursement Date" means the date upon which the proceeds of the Loan are disbursed to, or for the benefit of, the Company, which shall be on or before June 30,2003, or such subsequent date as may be established by the Director in writing in accordance with Section 3.7 hereof for the disbursement of the Loan.

      "Eligible Project" means an "eligible project" within the meaning of the Act and, with respect to the Loan, means the Project Equipment.

      "Environmental Law" means any federal, state or local law, regulation, ordinance, order or directive pertaining to the protection of the environment.

      "ERISA" means the Employee Retirement Income Security Act of 1974, and any successor statute of similar import, together with all rules and regulations thereunder, as amended, reformed or otherwise modified from time to time. References to sections or titles of ERISA shall be construed to also refer to successor sections or titles.

      "Event of Default" means any of the events described as an event of default in Section 5.1 hereof.

      "Final Cost Certification" means the Cost Certification dated as of the Closing Date or Disbursement Date, as applicable.

      "Governing Instruments" means the Certificate of Formation and Operating Agreement of the Company.

      "Governmental Authority" means, collectively, the United States of America the State, any political subdivision thereof, any municipality, and any agency, department, commission, board or bureau of any of the foregoing having jurisdiction over the Project.

      "Hazardous Substance" means a hazardous substance as defined under the Comprehensive Emergency Response Compensation and Liability Act of 1980, 42 U.S.C. Section.9601, as from time to time amended.

      "Hazardous Waste" means a hazardous waste as defined under the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section. 6901, as from time to time amended.

      "Indenture" means that certain Indenture dated as of August 16, 2002, among the Indenture Trustee, the Collateral Agent, the Company, Blue Bar, L.P., Blue Steel Capital Corp. and N & T Railway Company, LLC, pursuant to which the Company and Blue Steel issued the Senior Notes.

      "Indenture Trustee" and/or "Collateral Agent" means LaSalle Bank National Association in its capacity as indenture trustee and/or collateral agent under the Indenture.

      "Intercreditor Agreement" means the Intercreditor Agreement dated as of March 20, 2003, between the Director and the Indenture Trustee relating to the Project Equipment, as the same may be amended, modified, supplemented, restated or replaced from time to time.

      "Interest Rate for Advances" means the rate per annum equal to the lesser of: (i) eighteen percent (18%), or (ii) the maximum rate permitted by law.

      "Loan" means the loan by the Director to the Company in the total sum of the Loan Amount, to be disbursed pursuant to Section 3.8 hereof.

      "Loan Agreement" means this Loan Agreement, as the same may be amended, modified, supplemented, restated or replaced from time to time.

      "Loan Amount" means the lesser of (i) Five Million Dollars ($5,000,000) or
(ii) thirty and thirty-four hundredths percent (30.34%) of the total Allowable Costs of the Project, as determined by the Director in the Director's sole discretion pursuant to this Loan Agreement.

      "Loan Approval Documents" means, with respect to the Loan, the Recommendation of the Director to the Development Financing Advisory Council dated September 30, 2002, the Resolution of the Development Financing Advisory Council dated September 30, 2002, the Approval of the Controlling Board dated October 28, 2002, and the Commitment.

      "Loan Documents" means this Loan Agreement, the Note, the Security Agreement and all other documents or instruments delivered to or required by the Director to evidence or secure the Loan as required by the Commitment and this Loan Agreement, as the same may be amended, modified, supplemented, restated or replaced from time to time.

      "Note" means the Cognovit Promissory Note of even date herewith, in the form attached hereto as EXHIBIT A, evidencing the unconditional obligation of the Company to repay the Loan, as the same may be amended, modified, supplemented, restated or replaced from time to time.

      "Notice Address" means:

      (a)   As to the Director:

                  Department of Development
                  Economic Development Finance Division, 28th Floor 77 South High Street
                  P.O. Box 1001
                  Columbus, Ohio 43216-1001
                  Attention: Loan Servicing

      (b)   As to the Company:

                  Republic Engineered Products LLC
                  3370 Embassy Parkway
                  Fairlawn, Ohio 44333
                  Attn: Ronald A. Lawson

or such additional or different address, notice of which is given under Section
6.2 hereof

      "Petroleum" means petroleum as defined under the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section.6901, as from time to time amended.

      "Project" means the Project Equipment constituting an Eligible Project.

      "Project Equipment" means the machinery, equipment and personal property described in EXHIBIT B attached hereto, as from time to time amended or supplemented.

      "Project Purposes" means the acquisition of the Project Equipment for use by the Company in connection with its manufacturing operations at the Project Site.

      "Project Site" means the real property described in EXHIBIT C attached hereto, together with all appurtenances thereto.

      "Provision" means, as applicable, the acquiring, constructing, reconstructing, rehabilitating, renovation, enlarging, installing, improving, or furnishing of the Project

      "Required Equity Funding" means One Million Six Hundred Forty-Eight Thousand Dollars ($1,648,000) to be provided by the Company in cash to pay a portion of the Allowable Costs of the Project

      "Senior Notes" means the $80,000,000 10% Senior Secured Notes Due 2009 issued by the Company and Blue Steel Capital Corp. pursuant to the Indenture.

      "Senior Note Documents" means the Indenture together with all other documents or instruments evidencing or securing the Senior Notes.

      "Security Agreement" means the Security Agreement between the Company and the Director of even date herewith securing the Loan, as the same may be amended, modified, supplemented, restated or replaced from time to time.

      "Security Documents" means, collectively, the Security Agreement, UCC Financing Statements and any ancillary documents, as the same may be amended, modified, supplemented, restated or replaced from time to time.

      "State" means the State of Ohio.

      "Toxic Chemicals" means toxic chemicals as defined under Title III of The Superfund Amendments and Reauthorization Act of 1986 (also cited as the Emergency Planning and Community Right-to-Know Act) 42 U.S.C. Section.11001, as from time to time amended.

      "UCC Financing Statements" means the financing statements evidencing the Director's security interest in the collateral described in the Security Agreement.

      Section 1.3 Certain Words and References. Any reference herein to the Director shall include those succeeding to the Director's functions, duties or responsibilities pursuant to or by operation of law or lawfully performing such functions. Any reference to a section or provision of the Constitution of the State or to a section or provision of the Act or to a section, provision or chapter of the Ohio Revised Code shall include such section, provision or chapter as from time to time amended.

      The terms "hereof" "hereby" "herein" "hereto" "hereunder" and similar terms refer to this Loan Agreement; and the term "heretofore" means before, and the term "hereafter" means after, the Closing Date. Words of the masculine gender include the feminine and the neuter, and when the sense so indicates, words of the neuter gender may refer to any gender.

                                   ARTICLE II

                       DETERMINATIONS AND REPRESENTATIONS

      Section 2.1 Determinations of the Director. Pursuant to the Act and on the basis of the representations and other information provided by the Company, the Director has heretofore made certain determinations, as set forth in the Loan Approval Documents, which are hereby confirmed, and the Director hereby determines that the financial assistance to be provided by the State pursuant to this Loan Agreement will conform to the requirements of the Act, including
Section 166.07 thereof, and will further implement the purposes of the Act by creating new jobs or preserving existing jobs and employment opportunities and improving the economic welfare of the people of the State.

      Section 2.2 Representations, Warranties and Covenants of the Company. The Company hereby represents, warrants and covenants that:

      (a) The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite power, corporate or otherwise, to conduct its business and to own, or hold under lease, its assets and properties.

      (b) The Company is qualified to do business as a foreign limited liability company in the State, and in each other jurisdiction wherein the character of the properties owned or held under lease by the Company or the nature of the business conducted or proposed to be conducted by the Company makes such qualification necessary, except in such jurisdiction where the failure to be so qualified, licensed, admitted or approved will not have a material adverse effect on the business, operations or financial condition of the Company. The Company is in full force and effect under the laws of the State.

      (c) The Company has full power and authority to execute, deliver and perform the Loan Documents and Senior Note Documents and to enter into and carry out the transactions contemplated thereby. Such execution, delivery and performance do not, and will not, violate any provision of law applicable to the Company or the Governing Instruments of the Company and do not, and will not, conflict with or result in a default under any material agreement or instrument to which the Company is a party or by which the Company or any property or assets of the Company is or may be bound. The Loan Documents and Senior Note Documents have, by proper action, been duly authorized, executed and delivered and all necessary actions have been taken to constitute the Loan Documents and Senior Note Documents as legal, valid and binding obligations of the Company, except as such enforceability may be limited by (1) bankruptcy, insolvency, reorganization, or other laws relating to or affecting the enforcement of creditor's rights, and (2) general principles of equity.

      (d) The provision of financial assistance pursuant to the Loan Approval Documents and this Loan Agreement induced the Company to provide the Project, thereby creating new jobs or preserving existing jobs and employment opportunities and improving the economic welfare of the people of the State.

      (e) The Provision of the Project will be completed by the Company and the Project will be operated and maintained by the Company in such manner as to conform with all applicable laws, including without limitation, all Environmental Laws and zoning, planning, building and other governmental regulations imposed by any Governmental Authority and as to be consistent with the purposes of the Act.

      (f) The Company presently intends that the Project will be used and operated in a manner consistent with the Project Purposes in Lorain, Lorain County, Ohio until the date on which the Loan has been fully repaid, and the Company knows of no reason why the Project will not be so operated.

      (g) There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or the Project which, if adversely determined, would individually or in the aggregate materially impair the ability of the Company to perform any of the Company's obligations under the Loan Documents or Senior Note Documents, or materially and adversely affect the financial condition of the Company.

      (h) The Company is not in default under any of the Loan Documents or Senior Note Documents, or in the payment of any indebtedness for borrowed money or under any agreement or instrument evidencing any such indebtedness, and no event has occurred which by notice, the passage of time or otherwise would constitute any such event of default.

      (i) The Project Site is zoned by the City of Lorain, Lorain County, Ohio under zoning ordinances which permit the Provision of the Project thereon and the operation of the Company's business; and all utilities, including water, storm and sanitary sewer, gas, electric and telephone, and rights of access to public ways are currently available or will be provided to the Project Site in sufficient locations and capacities to meet the requirements of operating the Project and of any applicable Governmental Authority.

      (j) The Company has made no contract or arrangement of any kind, other than the Loan Documents and Senior Note Documents, which has given rise to, or the performance of which by the other party thereto would give rise to, a lien or claim of lien on the Project or other collateral covered by the Loan Documents, other than liens as set forth in Section 4.2(f) hereof

      (k) No representation or warranty of the Company contained in any of the Loan Approval Documents, Loan Documents or Senior Note Documents, and no statement contained in any certificate, schedule, list, financial statement or other instrument furnished to the Director by or on behalf of the Company, including, without limitation, the Application, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

      (l) All proceeds of the Loan shall be used for the payment of Allowable Costs relating to Provision of the Project. No part of any such proceeds shall be knowingly paid to or retained by the Company or any partner, officer, shareholder, director or employee of the Company as a fee, kick-back or consideration of any type. The Company has no identity of interest with any supplier, contractor, architect, subcontractor, laborer or materialman performing work or services or supplying materials m connection with the Provision of the Project

      (m) The Company shall provide the Required Equity Funding by the Disbursement Date.

      (n) The financial statements of the Company heretofore delivered to the Director are true and correct m all material respects, have been prepared in accordance with generally accepted accounting principles consistently applied, and fairly present in all material respects the financial condition and the results of operations of the Company as of the dates thereof. No materially adverse change has occurred in the financial condition of the Company reflected therein since the respective dates thereof, except as disclosed in the SEC Form 10-K (enclosed) and correspondence dated 3-31-03 (enclosed).

      (o) To the best of the Company's knowledge after due inquiry, no Hazardous Substance, Hazardous Waste, Toxic Chemical or Petroleum has been or shall be discharged, dispersed, released, stored or treated at the Project Site in violation of any applicable laws or Environmental Laws. No asbestos or asbestos-containing materials have been installed, used, incorporated into any buildings, structures, additions, improvements, facilities, fixtures or installations at the Project Site, or disposed of on or otherwise released at or from the Project Site. To the best of the Company's knowledge after due inquiry, no underground storage tanks are located at the Project Site. No investigation, administrative order, consent order and agreement, litigation, or settlement under any Environmental Law with respect to any Hazardous Substance, Hazardous Waste, Toxic Chemical, Petroleum, asbestos or asbestos-containing material is proposed, in existence, or, to the best of the knowledge of the Company, threatened or anticipated with respect to the Eligible Project and/or Project Site. To the best of the Company's knowledge after due inquiry, the Eligible Project and Project Site are in compliance with all applicable Environmental Laws and the Company has received no notice from any entity, governmental body, or individual claiming any violation of, or requiring compliance with any Environmental Law. The Company has received no request for information, notice of claim, demand or other notification that the Company may be responsible for a threatened or actual release of any Toxic Chemical, Hazardous Substance, Hazardous Waste, Petroleum, asbestos or asbestos-containing material or for any damage to the environment or to natural resources.

      (p) The Company is the owner of the Project Site, and is, or will be upon its acquisition, the owner of the Project Equipment

      (q) All representations and warranties contained in, or made in connection with, this Loan Agreement and the other Loan Documents shall survive the Closing Date and the disbursement of the Loan by the Director, and shall not be limited or otherwise affected by any and all inspections, investigations, reviews or other inquiries made or other actions taken by the Director or any of the Director's agents, representatives and designees or any other person or board assisting any of the foregoing or acting for or on behalf of the State in connection with the Application, the Loan Approval Documents, the Loan Documents or the consummation of the Loan.

                   [Balance of page intentionally left blank.]

                                  ARTICLE III

            LOAN, PROVISION OF PROJECT AND CONDITIONS TO DISBURSEMENT

      Section 3.1 Loan and Repayment. On the terms and conditions of this Loan Agreement and the Commitment, the Director shall lend to the Company the Loan Amount to assist in the Provision of the Project. The Loan shall be evidenced by this Loan Agreement and the Note and secured by the Security Documents and other Loan Documents, as applicable. Those instruments shall be executed and delivered by the Company to the Director on the Closing Date, concurrently with the execution and delivery of this Loan Agreement and the delivery of all other documents and the satisfaction of all other closing conditions required by this Loan Agreement and the Commitment. The Loan shall be disbursed pursuant to
Section 3.8 hereof upon the satisfaction of the conditions set forth in Section
3.6 hereof. The Loan shall be disbursed only from, and only to the extent that on the Disbursement Date, funds not heretofore committed are available to make the Loan from moneys in, the "Facilities Establishment Fund" created by the Act and as defined in such Act.

      The terms of repayment of the Loan shall be as set forth in the Note and the Company shall make all payments required to be made under the Note as and when due.

      Section 3.2 Provision of Protect. The Company (a) has commenced or shall promptly hereafter commence the Provision of the Project, (b) shall pay all expenses incurred in such Provision from funds made available therefor in accordance with this Loan Agreement, the Senior Note Documents or otherwise, and
(c) shall, where commercially reasonable, demand, sue for, levy and recover all sums of money and debts which may be due and payable under the terms of any contract, order, receipt, guaranty, warranty, writing or instruction in connection with the Provision of the Project and will enforce the material terms of any contract, agreement, obligation, and or other performance security with respect thereto. The Company confirms its agreement in the Commitment that all wages paid to laborers and mechanics employed on the Provision of the Project shall be paid, as required by Chapter 4115, Ohio Revised Code, at not less than the prevailing rates of wages for laborers and mechanics for the class of work called for by the Project, which wages shall be determined in accordance with the requirements of Chapter 4115, Ohio Revised Code, for determination of prevailing wage rates; provided, that if the Company undertakes, as part of the Project, work to be performed by the Company's regular bargaining unit employees who are covered wider collective bargaining agreements which were in existence prior to the date of the Commitment, the rate of pay provided under the applicable collective bargaining agreement may be paid to such employees.

      Section 3.3 [Reserved]

      Section 3.4 Company Required to Pay Costs in Event Proceeds Insufficient. In the event that the proceeds of the Loan, the Senior Notes and the Required Equity Contribution are not sufficient to pay all costs of the Project, the Company shall, nonetheless and irrespective of the cause of such deficiency, complete the Project and pay all costs of such completion in full from the Company's own funds.

      Section 3.5 [Reserved]

      Section 3.6 Conditions to Disbursement. The disbursement of the Loan shall be made on the Disbursement Date, provided the Director shall have received the following on or before the Disbursement Date:

      (a)   this Loan Agreement, duly executed;

      (b)   the duly executed Note;

      (c)   the duly executed Security Agreement;

      (d)   the duly executed UCC Financing Statements;

      (e)   the duly executed Intercreditor Agreement;

      (f) certification by the Company that (i) the Company's representations and warranties made in the Loan Approval Documents, Loan Documents and Senior Note Documents remain true, accurate and complete as of the Disbursement Date in all material respects, (ii) no default or event which, by notice, the passage of time or otherwise, would constitute a default, exists under the Loan Documents or Senior Note Documents, (iii) that the value of the Project is, or upon completion will be, equal to or greater than the total amount of money expended in the Provision of the Project, and (iv) the amount of the Loan will not exceed thirty and thirty-four hundredths percent (30.34%) of the total Allowable Costs of the Project;

      (g) a Certificate of Compliance from the Ohio Department of Development, certifying as to full compliance with Chapter 4115, Ohio Revised Code;

      (h) evidence of the liability and property insurance required by the Loan Documents;

      (i) Cost Certifications or a Final Cost Certification, as the case may be;

      (j) evidence of ownership of the Project Equipment and copies of executed purchase agreements therefor, together with a complete list of all costs and expenses incurred in connection with the Provision of the Project, including invoices and receipts (or cancelled checks or other evidence of payment and/or supporting documentation for all such costs and expenses incurred by the Company), which items shall constitute evidence of the Required Equity Contribution;

      (k) the Company's Certificates of Good Standing issued by the Secretary of State of the States of Delaware and Ohio, dated not more than twenty (20) days prior to the Disbursement Date;

      (l) certified copies of the resolutions of the Company authorizing execution and delivery of all documents with respect to the Loan, the Senior Notes and performance thereunder;

      (m) a certificate of incumbency as to the officers executing the Loan Documents on behalf of the Company;

      (n) copies, certified by the Company to be true, correct and complete, of the Governing Instruments of the Company;

      (o) copy of the Indenture, certified by the Company as being true, accurate and complete;

      (p)   an opinion of the Company's counsel, which sets forth the following:

            (i) the Company has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware is qualified to do business as a foreign limited liability company in good standing in the State and has all requisite power and authority to conduct the Company's business and to own, or hold under lease, the Company's properties;

            (ii) the Company has full power and authority to execute and deliver the Loan Documents and Senior Note Documents;

            (iii) the Company has duly authorized the taking of any and all actions necessary to carry out and give effect to the transactions contemplated to be performed on the Company's part under the Loan Documents and Senior Note Documents;

            (iv) each Loan Document and Senior Note Document has been duly and validly authorized, executed and delivered by the Company, is in full force and effect and is a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforcement may be limited by the application of bankruptcy, insolvency, reorganization, moratorium and other similar laws or equitable principles affecting creditors' rights generally;

            (v) the execution and delivery of each of the Loan Documents and Senior Note Documents and the performance by the Company of the actions required of the Company thereby and the consummation of the transactions contemplated therein do not and will not (A) conflict with or violate any provisions of the Company's Governing Instruments, or (B) constitute a default under or conflict with or violate any resolution of the board of directors of the Company, or (C) conflict with or violate any provisions of any applicable law, or (D) to the best knowledge of such counsel, any judgment, decree, indenture, mortgage, deed of trust, guaranty, lease, agreement or other instrument to which the Company is a party or by which the Company or any of the property of the Company is bound;

            (vi) there is no action, temporary restraining order, injunction, suit, proceeding, inquiry or investigation at law or in equity, before or by any judicial or administrative court or agency, pending or to the best knowledge of such counsel threatened against, affecting or involving the Company or the, Project which, if adversely determined, would individually or in the aggregate materially impair the ability of the Company to perform any of its obligations under the Loan Documents or Senior Note Documents, or would materially adversely affect the financial condition of the Company; and

            (vii) the Company has obtained any and all requisite governmental consents, permits, licenses and approvals necessary for it to operate the Eligible Project, as defined in the Loan Agreement, and to enter into, execute and deliver the Loan Documents and Senior Note Documents and to perform the Company's obligations thereunder.

      (q) evidence satisfactory to the Director that the Project is not located in a "Flood Hazard Area" as defined by the United States Department of Housing and Urban Development in the Flood Disaster Protection Act of 1973, as amended, or if the Project is located in a such flood-prone are that appropriate flood insurance or other satisfactory measures have been taken to protect the Project from flood damage;

      (r) UCC record searches of the financing statements in the Office of the Lorain County Recorder and the Office of the Secretary of State of Delaware showing no liens, pledges, mortgages or security interests in the Collateral (as defined in the Security Agreement);

      (s)   a duly executed disbursement request pursuant to Section 3.8;

      (t) a duly executed Power of Attorney to authorize wire transfers, if any;

      (u)   an Authorization Agreement for Preauthorized Payment; and

      (v) such other certifications, documents or opinions as the Director may reasonably request.

      Section 3.7 Postponement of the Disbursement Date. At the written request of the Company setting forth the reasons therefor and received at least (20) days prior to the Disbursement Date, the Director may, but shall be under no obligation to, postpone the Disbursement Date to a later date. No such postponement shall be deemed to have been granted unless stated in a writing signed by the Director specifying the length of the extension given. If for any reason the Loan shall not have been disbursed on or before the Disbursement Date, or such subsequent date as the Director shall have specified in writing pursuant to the preceding sentence, this Loan Agreement and the Commitment shall automatically terminate and, subject to the provisions of Section 3.9 hereof, be of no further force and effect. For purposes of this Section, time is of the essence.

      Section 3.8 Disbursement of Loan. At the request of the Company for disbursement of the Loan Amount hereunder, the Director shall disburse the Loan by delivering funds in the Loan Amount, as determined by the Director in the Director's sole discretion based on the Final Cost Certification to the order of, or at the direction of, the Company on the Disbursement Date.

      Section 3.9 Payment of Costs: Indemnification. The Company shall pay all costs incident to the Loan, including recording fees, insurance fees, escrow fees, filing fees, and all other costs and expenses incurred by the Director, other than the initial fees (but including all of the expenses) of the counsel assisting the Director in connection with the closing and disbursement of the Loan. The Company shall defend, indemnify and hold the Director and any officers, employees, agents or representatives of the Director or the State harmless from and against any and all loss, cost, expense, claims or actions arising out of or connected with the execution and delivery of this Loan Agreement or any of the other Loan Documents and the transactions contemplated thereby, and the preparation of documents relating to the disbursement of the Loan, including all aforementioned costs and expenses, regardless of whether or not the disbursement of the Loan shall actually occur. The provisions of this Section will survive the termination of this Loan Agreement.

                   [Balance of page intentionally left blank.]

                                   ARTICLE IV

                       ADDITIONAL COVENANTS AND AGREEMENTS

      Section 4.1 Affirmative Covenants of the Company. Throughout the term of this Loan Agreement, the Company shall:

      (a) Taxes and Assessments. Pay and discharge promptly, or cause to be paid and discharged promptly, when due and payable, all taxes, assessments and governmental charges or levies imposed upon the Company, the Company's income or any of the Company's property, or upon any part thereof, as well as all claims of any kind (including claims for labor, materials and supplies) which, if unpaid, might by law become a lien or charge upon the Company's property.

            Notwithstanding the preceding paragraph, the Company may, at the Company's expense and after prior notice to the Director, by appropriate proceedings diligently prosecuted, contest in good faith the validity or amount of any such taxes, assessments, governmental charges, levies and claims and during the period of contest, and after notice to the Director, may permit the items so contested to remain unpaid However, if at any time the Director shall notify the Company that, in the opinion of legal counsel satisfactory to the Director, by nonpayment of any such items, the lien or security interest created by the Security Documents as to any part of the Project will be materially affected or that the Project or any part thereof will be subject to imminent loss or forfeiture, the Company shall promptly pay such taxes, assessments, charges, levies or claims.

      (b) Maintain Existence. Do or cause to be done all things necessary to preserve and keep in full force and effect the Company's existence and the Company's material rights and franchises.

      (c) Maintain Property. Maintain and keep the Company's property in good repair, working order and condition and from time to time make all repairs, renewals and replacements which, in the opinion of the Company, are necessary and proper so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this subsection shall prevent the Company from selling or otherwise disposing of any property whenever, in the good faith judgment of the Company, such property is obsolete, worn out, without economic value or unnecessary for the conduct of the business of the Company; provided, further, that with respect to the Collateral (as defined in the Security Agreement), the Company shall comply with the terms of the Security Agreement.

      (d) Maintain Insurance. Keep the Project Equipment insured against loss or damage by fire and other risks, maintain public liability insurance against claims for personal injury, death, or property damage suffered by others upon, in or about the Project Site; and maintain all such worker's compensation or similar insurance as may be required under the laws of any state or jurisdiction in which the

            Company may be engaged in business. All insurance for which provision has been made in this subsection (d) shall be maintained against such risks and in at least such amounts as required by the Security Agreement, except that the Company may effect worker's compensation or similar insurance in respect of operations in any state or other jurisdiction either through an insurance fund operated by such state or other jurisdiction or by causing to be maintained a system or systems of self-insurance which is in accordance with applicable law.

      (e)   Furnish Information. Furnish or cause to be furnished to the
            Director:

            (i) Quarterly Reports. Within forty-five (45) days after the end of each of the first three quarterly periods of each fiscal year of the Company, the compiled financial statements of the Company, including the balance sheets, as at the end of such quarterly period, together with related statements of income and retained earnings (or accumulated deficit) and changes in financial position for such quarterly period, setting forth in comparative form the corresponding figures as at the end of or for the corresponding quarter of the previous fiscal year, all in reasonable detail, prepared in accordance with generally accepted accounting principles applied on a consistent basis, subject to usual year-end audit adjustments.

            (ii) Annual Reports. Within ninety (90) days after the last day of each fiscal year of the Company, a copy of the Company's reviewed annual financial statements containing a balance sheet of the Company as at the end of such fiscal year, together with related statements of income and retained earnings (or accumulated deficit) and changes in financial position for such fiscal year, setting forth in comparative form the corresponding figures as at the end of or for the previous fiscal year, all in reasonable detail and all examined by, and accompanied by a certificate of, the Company's chief financial officer or accountant to the effect that such financial statements were prepared in accordance with generally accepted accounting principles consistently applied, and present fairly the Company's financial position at the close of the period covered by such financial statements and the results of the Company's operations for such period.

            (iii) Employment Statement. The Company shall furnish to the
                  Director upon request, but in any event not less frequently than concurrently with the annual financial statements to be furnished pursuant to this Section throughout the term of the Loan, a statement certifying: (a) the number of employees of the Company employed on the Eligible Project as of the Closing Date; (b) the number of employees of the Company currently employed on the Eligible Project; (c) the number of any and all employees of the Company laid off or terminated from the Eligible Project since the Closing Date; (d) the current number of women and minority employees of the Company employed on the Eligible Project; and (e) such other employment, economic and statistical data concerning the Project as may be reasonably requested by the Director.

            (iv) Certificate; No Default. With each of the financial statements required to be furnished pursuant to this Section, a certificate of the Company's chief executive officer, chief financial officer, treasurer, assistant treasurer or other authorized officer stating that (a) no Event of Default has occurred and is continuing and no event or circumstance which would constitute an Event of Default, but for the requirement that notice be given or time elapse or both, has occurred and is continuing, or, if such an Event of Default or such event or circumstance has occurred and is continuing, a statement as to the nature thereof and the action which the Company proposes to take with respect thereto, and (b) no action, suit or proceeding by the Company or against the Company at law or in equity, or before any governmental instrumentality or agency, is pending or, to the best of the Company's knowledge, threatened, which, if adversely determined, would materially impair the right or ability of the Company to carry on the business which is contemplated in connection with the Project or would materially impair the right or ability of the Company to perform the transactions contemplated by the Loan Documents or Senior Note Documents, or would materially and adversely affect the Company's business, operations, properties, assets or condition, all as of the date of such certificate, except as disclosed in such certificate.

            (v) Other Information. Such other information respecting the business, properties or the condition or operations, financial or otherwise, of the Company as the Director may reasonably request.

      (f) Deliver Notice. Promptly upon learning of any of the following, deliver written notice thereof to the Director, describing the same and the steps being taken by the Company with respect thereto:

            (i) the occurrence of an Event of Default or an event or circumstance which would constitute an Event of Default, but for the requirement that notice be given or time elapse or both; or

            (ii) any action, suit or proceeding by or against the Company at law or in equity, or before any governmental instrumentality or agency, instituted or to the knowledge of the Company threatened which, if adversely determined, would materially impair the right or ability of the Company to carry on the business which is contemplated in connection with the Project or would materially impair the right or ability of the Company to perform the transactions contemplated by the Loan Documents or Senior Note Documents, or would materially and adversely affect the Company's business, operations, properties, assets or condition; or

            (iii) the occurrence of a Reportable Event, as defined in ERISA, under, or the institution of steps by the Company to withdraw from, or the institution of any steps to terminate, any Plan, as defined in Section 4.2(d) hereof, as to which the Company may have liability; or

            (iv) any material communication affecting the Project, the Project Site or the Senior Note Documents, and the Company will promptly respond fully to any inquiry of the Director made with respect thereto.

      (g) Inspection Rights. At any reasonable time and from time to time during normal business hours, and with prior notice, permit the Director, or any agents or representatives thereof, to visit the location of the Project and discuss the general business affairs of the Company with any of the Company's officers.

      (h) Preference for Ohio Goods and Services. The Company will use its best efforts to purchase goods and services relating to the Project from persons, partnerships and corporations located in Ohio.

      Section 4.2 Negative Covenants of the Company. Throughout the term of this Loan Agreement, the Company shall not:

      (a) Maintain Existence. Sell, transfer or otherwise dispose of all, or substantially all, of the Company's assets, consolidate with or merge into any other entity, or permit one or more entities to consolidate with or merge into the Company; provided, however, that the Company may, without violating the agreement contained in this subsection (a), consolidate with or merge into another corporation, or permit one or more other corporations to consolidate with or merge into the Company, or sell, transfer, or otherwise dispose of all, or substantially all, of its assets and thereafter dissolve, if: (i) the prior written consent of the Director is obtained, which consent shall not be unreasonably withheld; (ii) the surviving, resulting or transferee entity, as the case may be, assumes in writing all of the respective obligations of the Company hereunder (if such surviving, resulting or transferee entity is other than the Company); and (iii) the surviving, resulting or transferee entity, as the case may be, is an entity duly organized and validly existing under the laws of the State or duly qualified to do business therein, and has a net worth of not less than that of the Company immediately prior to such disposition, consolidation or merger, transfer or change of form.

      (b) Agreements. Enter into any agreement containing any provision which would be violated or breached by the performance of the Company's obligations hereunder or under any instrument or document delivered or to be delivered by the Company hereunder or in connection herewith.

      (c) Assignment, Sale or Lease. In whole or in part, assign this Loan Agreement or sell, lease or grant the right to occupy or use any portion of the Project to others, without the prior written consent of the Director, which consent shall not be unreasonably withheld.

      (d) ERISA. Voluntarily terminate any employee benefit plan or other plan (a "Plan") maintained for employees of the Company and covered by Title IV of ERISA, so as to result in any material liability of the Company to the Pension Benefit Guaranty Corporation ("PBGC"), enter into any Prohibited Transaction (as defined in Section 4975 of the Internal Revenue Code of 1986, as amended, and in ERISA) involving any Plan which results in any material liability of the Company to the PBGC, cause any occurrence of any Reportable Event (as defined in Title IV of ERISA) which results in any material liability of it to the PBGC, or allow or suffer to exist any other event or condition which results in any material liability of the Company to the PBGC.

      (e) Suspension of Operation. Suspend or discontinue operation of the Project (other than for routine repairs and/or maintenance) without the prior written consent of the Director.

      (f) Encumbered Assets. Without the prior written consent of the Director, pledge, assign, sell, leaseback, hypothecate or in any manner encumber the Project Equipment except as follows:

            (i) Mortgages, liens, pledges, and security interests in favor of the Director and the Indenture Trustee and/or Collateral Agent covering all of the Project Equipment, which mortgages, liens, pledges, and security interests shall be subject to the terms and conditions of the Intercreditor Agreement;

            (ii) Liens, charges, conditions, or restrictions arising from any personal property tax abatement agreements; and

            (iii) (1) Liens arising from judgments or awards in respect of which the Company shall in good faith be prosecuting an appeal or proceedings for review and in respect of which the Company shall have secured a subsisting stay of execution pending such appeal or proceedings for review, provided the Company shall have set aside on the Company's books adequate reserves with respect to such judgment or award; (2) liens for taxes, assessments, or governmental charges or levies, provided the Director shall not have notified the Company in accordance with Section 4.1(a) hereof with respect to such liens; (3) deposits, liens or pledges to secure payments of workmen's compensation, unemployment insurance, pensions or other social security obligations, public or statutory obligations, surety, stay or appeal bonds, or other similar obligations arising in the ordinary course of business; and (4) mechanic's, workmen's, repairmen's, warehousemen's, vendor's or carriers' liens, or other similar liens arising in the ordinary course of business and securing sums which are not past due, or deposits or pledges to obtain the release of any such liens, provided that the Company shall have complied with
                  Section 3.2 of the Security Agreement.

      (g) Leasebacks. Enter into any arrangements, directly or indirectly, with any person, whereby the Company shall sell or transfer any property, whether now owned or hereafter acquired, used or useful in the Company's business, in connection with the rental or lease of the property so sold or transferred or of other property which the Company intends to use for substantially the same purpose or purposes as the property so sold or transferred.

      (h) Change of Business. Enter into any business which is substantially different from that presently conducted by the Company without the written consent of the Director, which consent shall not be unreasonably withheld.

      (i) Modification of Senior Note Documents. Enter into any modification, amendment or alteration of the Senior Note Documents which changes the outstanding amount of the Senior Notes or which changes the payment schedule for the Senior Notes without the prior written consent of the Director.

                   [Balance of page intentionally left blank.]

                                   ARTICLE V

                   EVENTS OF DEFAULT, REMEDIES AND TERMINATION

      Section 5.1 .Events of Default.Each of the following shall be an "Event of Default":

      (a) The Company shall fail to pay any amount payable pursuant to this Loan Agreement, the Note, any Security Document or any other Loan Document on the date on which such payment is due and payable, or within five (5) business days thereafter; or

      (b) The Company shall fail to observe and perform any agreement, term or condition contained in this Loan Agreement or any other Loan Document, other than as required pursuant to subsection (a) above, and such failure shall continue for a period of thirty (30) days after the Company has knowledge thereof; provided, however, that if the nature of the Company's failure is such that more than thirty
            (30) days are reasonably required for its cure, then the Company shall not be deemed to be in default if the Company commences such cure as soon as possible within said thirty (30) day period and thereafter diligently prosecutes such cure to completion; provided, further that such cure period will not apply to (i) any failure which in the Director's good faith determination is incapable of cure, (ii) any failure which has previously occurred, (iii) any failure to maintain and keep in effect any insurance required by the Loan Documents, or (iv) any failure to permit the Director to inspect the Project and/or Project Site, or the books and records of the Company; or

      (c) Any representation or warranty made by the Company, or any of the Company's officers, herein or in any other Loan Documents, the Loan Approval Documents or in connection herewith or therewith shall prove to have been incorrect in any material respect when made; or

      (d) The Company shall fail to pay any indebtedness of the Company, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, by acceleration, on demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such indebtedness; or any other default under any agreement or instrument relating to any such indebtedness, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such indebtedness; or any such indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; provided that, the foregoing shall not be deemed to be an Event of Default if, at the Company's expense and after prior notice to the Director, by appropriate proceedings diligently prosecuted, the Company contests in good faith the validity or amount of any of the foregoing items and during the period of contest, and after notice to the Director, may permit the items so contested to remain unpaid; provided further that, if at any time the Director, in the Director's reasonable discretion, shall instruct the Company to pay any such items and such items are not paid within three (3) days after notice from the Director, such failure to pay shall be an Event of Default hereunder; or

      (e) The Company commences a voluntary case concerning it under Title 11 of the United States Code entitled "Bankruptcy" as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Company under the Bankruptcy Code and relief is ordered against the Company, or the petition is controverted but is not dismissed within sixty (60) days after the commencement of the case; or the Company is not generally paying its debts as such debts become due; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Company; or the Company commences any other proceeding under any reorganization, arrangement, readjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect; or there is commenced against the Company any such proceeding which remains undismissed for a period of sixty (60) days; or the Company is adjudicated insolvent or bankrupt; or the Company fails to controvert in a timely manner any such case under the Bankruptcy Code or any such proceeding or any order of relief or other order approving any such case or proceeding or in the appointment of any custodian or the like of or for it or any substantial part of its property or suffers any such appointment to continue undischarged or unstayed for a period of sixty (60) days; or the Company makes a general assignment of for the benefit of creditors; or any action is taken by the Company for the purpose of effecting any of the foregoing; or a receiver or trustee or arty other officer or representative of the court or of creditors, or any court, governmental officer or agency, shall under color of legal authority, take and hold possession of any substantial part of the property or assets of the Company for a period in excess of sixty
            (60) days; or

      (f) A judgment or order for the payment of money in excess of Fifty Thousand Dollars ($50,000) shall be rendered against the Company and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order, or (ii) there shall be any period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

      (g) The Company fails to meet the Company's minimum funding requirements under Section 301 et seq. of ERISA, with respect to any of the Company's Plans; or

      (h) Any event of default under the Senior Note Documents shall have occurred and be continuing.

      Section 5.2 Remedies on Default. If any Event of Default shall have occurred and be continuing, the Director, at any time, at the Director's election, may exercise any or all or any combination of the remedies conferred upon or reserved to the Director under this Loan

Agreement, the Security Documents, the Note, any other Loan Document or any instrument or document collateral thereto, or now or hereafter existing at law, or in equity or by statute. Subject to the foregoing, anyone or more of the following remedies may be exercised:

      (a) If the Loan has not been disbursed, the Director may terminate any and all of the Director's obligations under this Loan Agreement and the Commitment;

      (b) The Director may declare all payments under the Note to be immediately due and payable, whereupon the same shall become immediately due and payable;

      (c) The Director may exercise any or all or any combination of the remedies provided to the Director under this Loan Agreement or any of the other Loan Documents or any instrument or document collateral thereto;

      (d) The Director may have access to, inspect, examine and make copies of the books, records, accounts and financial data of the Company; and/or

      (e) The Director may pursue all remedies now or hereafter existing at law or in equity to collect all amounts then due and thereafter to become due under this Loan Agreement, the Note, the Security Documents or any other Loan Document, or to enforce the performance and observance of any other obligation or agreement of the Company under the wan Documents, including without limitation, as a secured party under the Commercial Code (as defined in the Security Agreement) or other similar laws in effect.

      Section 5.3 No Remedy Exclusive. No remedy conferred upon or reserved to the Director by this Loan Agreement is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Loan Agreement, the Note, the Security Documents, each other Loan Document, the Intercreditor Agreement, or now or hereafter existing at law, in equity or by statute. No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Director to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice, other than such notice as may be expressly provided herein or required by law.

      Section 5.4 Agreement to Pay Expenses and Attorneys' Fees. If an Event of Default shall occur and the Director shall incur expenses, including attorney's fees, in connection with the enforcement of this Loan Agreement, the Note, the Security Documents, the Intercreditor Agreement, any other Loan Document or the collection of sums due thereunder, the Company shall reimburse the Director for the expenses so incurred upon demand. If any such expenses are not so reimbursed, the amount thereof, together with interest thereon from the date of demand for payment at the Interest Rate for Advances, shall constitute additional indebtedness secured by the Security Documents, and in any action brought to collect such indebtedness or to enforce the Security Documents, the Director shall be entitled to seek the recovery of such expenses in such action.

      Section 5.5 No Waiver. No failure by the Director to insist upon the strict performance by the Company of any provision hereof shall constitute a waiver of the Director's right to strict performance, and no express waiver shall be deemed to apply to any other existing or subsequent right to remedy the failure by the Company to observe or comply with any provision hereof.

                                   ARTICLE VI

                            MISCELLANEOUS PROVISIONS

      Section 6.1 Term of Loan Agreement. This Loan Agreement shall be and remain in full force and effect from the date of its delivery until (a) the termination of this Loan Agreement pursuant to Section 5.2(a) hereof, or (b) such time as the Loan shall have been fully repaid and all other sums payable by the Company under this Loan Agreement, the Security Documents, the Note and any other Loan Documents shall have been indefeasibly paid in full.

      Section 6.2 Notices. All notices, certificates, requests or other communications hereunder shall be in writing and shall be deemed to be sufficiently given when mailed by registered or certified mail, postage prepaid, or sent by nationally recognized overnight courier service, or sent by facsimile and confirmed by telephone and in each case addressed to the appropriate Notice Address. The Company or the Director may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates, requests or communications shall be sent.

      Section 6.3 Extent of Covenants of the Director, No Personal Liability. All covenants, obligations and agreements of the Director contained in this Loan Agreement or any other Loan Document shall be effective to the extent authorized and permitted by applicable law. No such covenant, obligation or agreement shall be deemed to be a covenant, obligation or agreement of any former, present or future Director in other than such Director's official capacity acting pursuant to the Act, an no such Director shall be personally liable or in any way personally obligated by reason hereof or any responsibility under the Act.

      Section 6.4 Binding Effect. This Loan Agreement shall inure to the benefit of and shall be binding in accordance with its terms upon the Director, the Company and their respective successors and assigns, provided, however, the Company may not assign this Loan Agreement or any of the Loan Documents without the prior written consent of the Director.

      Section 6.5 Amendments and Supplements. This Loan Agreement may not be amended or supplemented except by an instrument in writing executed by the Director and the Company.

      Section 6.6 Execution Counterparts. This Loan Agreement may be executed in any number of counterparts, each of which shall be regarded as an original and all of which shall constitute but one and the same instrument.

      Section 6.7 Severability. If any provision of this Loan Agreement, or any covenant, obligation or agreement contained herein is determined by a court to be invalid or unenforceable, such determination shall not affect any other provision, covenant, obligation or agreement, each of which shall be construed and enforced as if such invalid or unenforceable provision were not contained herein. Such invalidity or unenforceability shall not affect any valid and enforceable application thereof, and each such provision, covenant, obligation or agreement, shall be deemed to be effective, operative, made, entered into or taken in the manner and to the full extent permitted by law.

      Section 6.8 Captions; Entire Agreement. The captions and headings in this Loan Agreement shall be solely for convenience of reference and shall in no way define, limit or describe the scope or intent of any provisions or Sections of this Loan Agreement. All exhibits and schedules to this Loan Agreement shall be annexed hereto and shall be deemed to be part of this Loan Agreement. This Loan Agreement and the other Loan Documents embody the entire agreement and understanding between the Director and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

      Section 6.9 Interpretation. This Agreement shall be deemed to have been prepared jointly by the parties hereto and any uncertainty or ambiguity existing herein shall not be interpreted against any party but shall be interpreted according to the rules for the interpretation of arm's-length agreements.

      Section 6.10 Mutual Waiver of Jury Trial. THE COMPANY AND THE DIRECTOR, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT EITHER OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS LOAN AGREEMENT, THE NOTE, THE SECURITY DOCUMENTS OR ANY RELATED INSTRUMENT OR AGREEMENT, OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY, OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF EITHER OF THEM. THIS WAIVER SHALL NOT IN ANY WAY AFFECT THE DIRECTOR'S ABILITY TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN THE NOTE, IN THE SECURITY DOCUMENTS OR ANY RELATED INSTRUMENT OR AGREEMENT. NEITHER THE COMPANY NOR THE DIRECTOR SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY THE COMPANY OR THE DIRECTOR EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY BOTH OF THEM.

      Section 6.11 Consent to Jurisdiction/Service of Process. The Company hereby irrevocably agrees and submits to the exclusive jurisdiction of any state or federal court located within Franklin County, Ohio, or, at the option of the Director in its sole discretion, of any state or federal court(s) located within any other county, state or jurisdiction in which the Director at any time or from time to time chooses in its sole discretion to bring an action or otherwise exercise a right or remedy, and the Company irrevocably waives any and all objections based on forum non conveniens and/or objection to venue of any such action or proceeding. The Company hereby irrevocably consents that all service of process be made by certified mail directed to the Company at its address set forth herein for notice purposes and service so made will be deemed completed upon the earlier of the Company's actual receipt thereof or three (3) business days after the same has been deposited in the U.S. Mail, postage prepaid. Nothing contained herein will prevent the Director from servicing process in any other manner permitted by law.

      Section 6.12 Governing Law. This Loan Agreement shall be deemed to be a contract made under the laws of the State and for all purposes shall be governed by and construed in accordance with the laws of the State.

      Section 6.13 Attorney Review. The terms and conditions of this Loan Agreement (including all Exhibits) were reviewed by an attorney for the Company, and said terms and conditions were explained to the appropriate officers/representatives of the Company who, by their execution hereof, hereby acknowledged that they fully understand the terms hereof

      Section 6.14 Time is of the Essence. Time is of the essence in all respects hereunder.

                   [Balance of page intentionally left blank.]

      IN WITNESS WHEREOF, this Loan Agreement has been executed and delivered all as of the date first hereinbefore written.

                              THE DIRECTOR OF DEVELOPMENT OF THE STATE
                              OF OHIO, acting on behalf of the State of Ohio

                              By: /s/ Mario B. Tannous
                                 -------------------------------------------
                                 Name: Mario B. Tannous
                                 Title: Chef Legal Counsel

                              REPUBLIC ENGINEERED PRODUCTS LLC, a
                              Delaware limited liability company

                              By: /s/Joseph F. Lapinsky
                                 -------------------------------------------
                                  Joseph F. Lapinsky, President and CEO

                              By: /s/Joseph A. Kaczka
                                 -------------------------------------------
                                 Joseph A. Kaczka, Vice President of Finance and
                                    Controller

                                    EXHIBIT A

                                                                       EXHIBIT A

                                    COGNOVIT
                                 PROMISSORY NOTE

$5,000,000.00                                                     March 20, 2003

            FOR VALUE RECEIVED, REPUBLIC ENGINEERED PRODUCTS LLC, a Delaware limited liability company (the "Company"), 3770 Embassy Parkway, Fairlawn, Ohio 44333, promises to pay to the order of THE DIRECTOR OF DEVELOPMENT OF THE STATE OF OHIO (the "Director") at 77 South High Street, P.O. Box 1001, Columbus, Ohio 43216-1001 or at such other address as may be designated in Writing by the holder, the principal sum of Five Million Dollars ($5,000,000.00), or such lesser amount as is the Loan Amount as specified under and defined in the Loan Agreement (the "Loan Agreement") of even date herewith between the Director and the Company, with interest on the amount of principal from time to time outstanding from the Disbursement Date, as specified under and defined in the Loan Agreement, at the rate of three percent (3%) per annum until paid, plus a service fee equal to one-quarter of one percent (0.25%) per annum on the amount of principal from time to time outstanding from the Disbursement Date until paid. Principal payments (but not interest and service fee payments) shall be deferred from the Disbursement Date up to the second (2nd) anniversary of the Disbursement Date. The principal of, interest and monthly service fee on this Note shall be paid in monthly installments as set forth on Exhibit A attached hereto and made a part hereof, which shall be due and payable on the first day of each calendar month commencing on the first day of the first calendar month immediately following the first full calendar month after the Disbursement Date (the "First Installment Date") and ending on the first day of the calendar month immediately preceding the fifth (5th) anniversary of the First Installment Date (the "Last Installment Date"); provided, however, that the amount of the installment payable on the First Installment Date shall include interest accrued hereon from the Disbursement Date to the First Installment Date, and that the amount of the installment payable on the Last Installment Date shall be equal to the balance of the principal sum then outstanding, together with all interest accrued thereon.

            1. INTEREST RATE. The annual rate of interest stated herein shall apply to a three hundred sixty (360) day period, and amounts of interest due hereunder shall be computed upon the basis of thirty (30) day months.

            2. PREPAYMENT RIGHT. The Company may prepay all or any portion of the principal sum hereof at any time without penalty. All such prepayments shall be applied to the payment of the principal installments due hereon in the inverse order of their maturity, and shall be accompanied by the payment of accrued interest on the amount of the prepayment to the date thereof.

            3. APPLICATION OF PAYMENTS. Unless the Director elects otherwise, all payments and other amounts received by the Director shall be credited first to any charges, costs, expenses and fees due hereunder or payable by the Company under the Loan Agreement or any other Loan Documents (as defined below); second, to the monthly service fee(s); third, to accrued but unpaid interest on this Note; fourth, to the principal amount outstanding; and the balance, if any, to the Company.

            4. NO COMMITMENT FOR DISBURSEMENT. This Note does not constitute a commitment by the Director to make any disbursement(s) of the Loan (as defined in the Loan Agreement) to the Company. The conditions for making such disbursement are set forth in the Loan Agreement. The disbursements made by the Director to the Company, if any, shall not exceed the face amount of this Note and the total amount of such disbursements is limited by and subject to the conditions for making disbursements of the Loan as set forth in the Loan Agreement.

            5. SECURITY AND AGREEMENT. The payment of this Note and all interest and monthly service fees hereon is secured by the Loan Agreement and a Security Agreement and Financing Statement (the "Security Agreement") of even date herewith from the Company to the Director granting the Director a valid, shared first priority security interest in certain equipment located in Lorain County, Ohio. The covenants, conditions and agreements contained in the Loan Agreement and Security Agreement and any and all other documents or instruments evidencing or securing the Loan (collectively, the "Loan Documents") are hereby made a part of this Note.

            6. DEFAULT. (a) If default be made in the payment of any installment of principal, interest and monthly service fee under this Note when any such payment shall have become due and payable, or within five (5) days thereafter, or if an Event of Default (as defined in any of the Loan Documents) shall have occurred and be continuing, then, at the option of the Director, the entire principal sum and all interest accrued hereon shall become due and payable at once, without demand or notice.

            (b) For the period during which a default shall exist in the payment of any installment of principal, interest and/or monthly service fee due and payable under this Note, whether by acceleration or otherwise, a late charge equal to five percent (5%) of each such installment shall be assessed, in addition to all other sums due hereunder, for each and every month or part thereof during which such default shall exist.

            7. WAIVERS. None of the following shall be a course of dealing, estoppel, waiver or the like on which any party to this Note or any Loan Documents may rely: (a) the Director's acceptance of one or more late or partial payments; (b) the Director's forbearance from exercising any right or remedy under this Note or any Loan Document; or (c) the Director's forbearance from exercising any right or remedy under this Note or any Loan Document on anyone or more occasions. The Director's exercise of any rights or remedies or apart of a right or remedy on one or more occasions shall not preclude the Director from exercising the right or remedy at any other time. The Director's rights and remedies under this Note, the Loan Documents, and at law and in equity are cumulative to, but independent of, each other.

            8. NO RELEASE OF LIABILITY. No obligations of any party to this Note shall be affected by (a) any default in this Note or any Loan Document when accepted by the Director or arising any time thereafter; (b) the unenforceability of or defect in this Note or in any Loan Document or any interest conveyed by any Loan Document; (c) any decline in the value of any interest in any property conveyed as security by any Loan Document; or (d) the insolvency, dissolution, liquidation or winding up of affairs of any party to this Note or any other Loan Document or the start of insolvency proceedings by or against any such party. No party to this

Note or any Loan Document may enforce any right of subrogation or contribution unless and until this Note is paid in full and waives all rights of subrogation against my party that is subject to insolvency proceedings.

            9. GOVERNING LAW. This Note is made at Columbus, Franklin County, Ohio and shall be construed under the laws of the State of Ohio.

            10. TIME IS OF THE ESSENCE. Time is of the essence in the payment of this Note. All grace periods in the Loan Agreement and any other Loan Documents, if any, that apply to a default shall run concurrently.

            11. HOLIDAYS. If any installment of this Note becomes due on a day on which the Department of Development of the State of Ohio is required or authorized to close, the Company may pay the installment on the next succeeding day on which the Department of Development of the State of Ohio is open.

            12. INDULGENCES. With notice, the Director may do or refrain from doing anything affecting this Note or any Loan Document, as many times as the Director desires, including the following (a) granting or not granting any indulgences to anyone liable for payment of this Note or to anyone liable under any Loan Document; (b) releasing any security or anyone or any property from liability on this Note or any Loan Document; and (c) amending this Note or any Loan Document, including extending the time for payment of this Note.

            13. NOTICES. All notices, demands, requests or other communications hereunder shall be in writing and shall be deemed to be sufficiently given when mailed by registered or certified mail, postage prepaid, or sent by nationally recognized overnight courier service, or sent by facsimile and confirmed by telephone and addressed to the appropriate address set forth in the introductory paragraph hereof. The Company or the Director may, by notice given hereunder, designate any further or different addresses to which subsequent notices, demands, requests or communication shall be sent.

            14. REPRESENTATION AND WARRANTY REGARDING BUSINESS PURPOSE. The Company represents and warrants that the loan evidenced by this Note is for business purposes and constitutes a business loan as that term is used in
Section 1343.01 of the Ohio Revised Code and is not primarily for personal, family, household, or agricultural purposes and does not constitute a "consumer loan" or a "consumer transaction."

            15. WAIVER OF DEMANDS. AS TO THIS NOTE, THE SECURITY AGREEMENT AND ANY OTHER LOAN DOCUMENTS WHICH MAY SECURE THIS NOTE, THE COMPANY IRREVOCABLY WAIVES TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW ALL APPLICABLE EXEMPTION RIGHTS, WHETHER UNDER THE STATE CONSTITUTION, HOMESTEAD LAWS OR OTHERWISE, AND ALSO IRREVOCABLY WAIVES VALUATION AND APPRAISEMENT, PROTEST, PRESENTMENT AND DEMAND, NOTICE OF PROTEST, DEMAND AND DISHONOR AND NONPAYMENT OF THIS NOTE, AND EXPRESSLY AGREES THAT THE MATURITY DATE OF THIS NOTE, OR ANY PAYMENT DUE HEREUNDER, MAY BE EXTENDED FROM TIME TO TIME AND THAT ANY SECURITY HELD FOR PAYMENT

HEREOF MAY BE SUBSTITUTED OR RELEASED AT ANY TIME AND FROM TIME TO TIME WITHOUT IN ANY WAY AFFECTING THE LIABILITY OF THE COMPANY.

            16. ATTORNEYS' FEES AND EXPENSES. The Company shall pay to the Director all reasonable costs and expenses incurred by the Director in enforcing or preserving the Director's rights under this Note, the Loan Agreement or any Loan Document, whether or not an Event of Default has actually occurred or has been declared and thereafter cured, including but not limited to, (a) attorneys' and paralegals' fees and disbursements; (b) the fees and expenses of any litigation, administrative, bankruptcy, insolvency, receivership and any other similar proceeding; (c) court costs; (d) the expenses of the Director, its employees, agents, attorneys and witnesses in preparing for litigation, administrative, bankruptcy, insolvency and other proceedings and for lodging, travel, and attendance at meetings, hearings, depositions, and trials; and (e) consulting and witness fees incurred by the Director in connection with any litigation or other proceeding.

            17. ATTORNEY REVIEW. The terms and conditions of this Note were reviewed by an attorney for the Company, and said terms and conditions were explained to the appropriate officers/representatives of the Company, who by the execution hereof, hereby acknowledge that they fully understand the terms hereof.

            18. SEVERABILITY. If any clause, provision, section or article of this Note is ruled invalid by any court of competent jurisdiction, the invalidity of such clause, provision, section, or article shall not affect any of the remaining provisions hereof.

            19. ASSIGNMENT. The Company shall not assign its rights nor delegate its obligations under this Note.

            20. MUTUAL WAIVER OF JURY TRIAL. THE COMPANY AND THE DIRECTOR, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WANE ANY RIGHT EITHER OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS NOTE, THE LOAN AGREEMENT, SECURITY AGREEMENT OR ANY RELATED INSTRUMENT OR AGREEMENT, OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY, OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF EITHER OF THEM. THIS WAIVER SHALL NOT IN ANY WAY AFFECT THE DIRECTOR'S ABILITY TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED HEREIN, IN THE LOAN AGREEMENT OR ANY RELATED INSTRUMENT OR AGREEMENT. NEITHER THE COMPANY NOR THE DIRECTOR SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY THE COMPANY OR THE DIRECTOR EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY BOTH OF THEM.

            21. CONSENT TO JURISDICTION/SERVICE OF PROCESS. The Company hereby irrevocably agrees and submits to the exclusive jurisdiction of any state or federal court located within Franklin County, Ohio, or, at the option of the Director in its sole discretion, of any state or federal court(s) located within any other county, state or jurisdiction in which the Director at any time or from time to time chooses in its sole discretion to bring an action or otherwise exercise a right or remedy, and the Company irrevocably waives any and all objections based on forum non conveniens and/or objection to venue of any such action or proceeding. The Company hereby irrevocably consents that all service of process be made by certified mail directed to the Company at its address set forth herein for notice purposes and service so made will be deemed completed upon the earlier of the Company's actual receipt thereof or three (3) business days after the same has been deposited in the U.S. Mail, postage prepaid. Nothing contained herein will prevent the Director from servicing process in any other manner permitted by law.

            22. WARRANT OF ATTORNEY. With full knowledge of all constitutional rights under the Constitutions of the State of Ohio and the United States of America, the Company hereby irrevocably authorizes any attorney at law, including without limitation, any attorney representing the Director, to appear on the Company's behalf in any court of record in the State of Ohio, or in any other state or territory of the United States, or in any court of the United States, after this Note becomes due and payable; to waive the issuing and service of process and all other constitutional rights to due process of law; to confess judgment against the Company in favor of the Director for the amount then appearing due together with the costs of suit; to release all errors; and to waive all rights of appeal and stays of execution. The Company hereby consents to the confessing attorney receiving a legal fee from the Director or any other holder of this Note. The Company voluntarily and knowingly irrevocably waives (i) any conflict of interest with respect to the attorney confessing judgment against the Company, and (ii) all rights to notice and hearing prior to judgment being so confessed against the Company.

            WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

                              REPUBLIC ENGINEERED PRODUCTS LLC, a
                              Delaware limited liability company

                              By: /s/Joseph F. Lapinsky
                                 ----------------------------------------------
                                 Joseph F. Lapinsky, President and CEO

                              By: /s/Joseph A. Kaczka
                                 ----------------------------------------------
                                 Joseph A. Kaczka, Vice President of Finance and
                                    Controller